Exhibit 99.1

Clarivate Announces Commencement of Term Loan Refinancing Transaction

London, U.K., January 22, 2024 – Clarivate Plc (NYSE: CLVT) (the “Company” or “Clarivate”), a global leader in connecting people and organizations to intelligence they can trust to transform their world, announced today the launch of a process to refinance the Company’s 2026 Term Loan B credit facility that would extend the maturity to 2031 for a new combined term loan amount of $2.2 billion.

“We are proactively capitalizing on the favorable debt market environment in order to provide further flexibility within our capital structure,” said Jonathan Collins, Executive Vice President and Chief Financial Officer. “With our strong free cash flow, we continue to focus on investing for growth and reducing our debt to drive long-term shareholder value.”

The Company also announced that it expects to record a non-cash goodwill impairment charge in the range of approximately $800 million to $900 million in the fourth quarter 2023, across the Intellectual Property and Life Sciences & Healthcare segments. The charge is expected to lower the Company’s 2023 forecast of a GAAP net loss but will have no impact on the 2023 full year outlook for Revenues, Organic Revenue Growth, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS and Free Cash Flow as outlined in its third quarter 2023 earnings press release issued on November 7, 2023.

Terms of the potential refinancing will be disclosed upon the completion of the transaction. The proposed refinancing is subject to market and other conditions, and there can be no assurance that it will be completed on favorable terms or at all.

About Clarivate

Clarivate™ is a leading global information services provider. We connect people and organizations to intelligence they can trust to transform their perspective, their work and our world. Our subscription and technology-based solutions are coupled with deep domain expertise and cover the areas of Academia & Government, Intellectual Property and Life Sciences & Healthcare. For more information, please visit clarivate.com.

Use of Non-GAAP Financial Measures

Non-GAAP results are not presentations made in accordance with U.S. generally accepted accounting principles ("GAAP") and are presented only as a supplement to our financial statements based on GAAP. Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP. They are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.

We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations, and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Definitions and reconciliations of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Standalone Adjusted EBITDA to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.

Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the impact of inflation, the impact of foreign currency fluctuations, the COVID-19 pandemic and governmental responses thereto, international hostilities, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our annual report on Form 10-K/A, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA Margin for the 2023 outlook and reconciles these measures to our Net loss for the same period:

	AS PRESENTED - Q3'23		UPDATED FOR EXPECTED IMPAIRMENT		CHANGE
	Year Ending December 31, 2023 (Forecasted)		Year Ending December 31, 2023 (Forecasted)		Year Ending December 31, 2023 (Forecasted)
(in millions, except percentages)	Low	High	Low	High	Low	High
Net loss attributable to ordinary shares	$(182)	$(132)	$(1,082)	$(932)	$(900)	$(800)
Dividends on preferred shares(1)	75	75	75	75	-	-
Net loss	$(107)	$(57)	$(1,007)	$(857)	$(900)	$(800)
(Benefit) provision for income taxes	(63)	(63)	(63)	(63)	-	-
Depreciation and amortization	707	707	707	707	-	-
Interest expense, net	292	292	292	292	-	-
Restructuring and lease impairments(2)	30	30	30	30	-	-
Goodwill and intangible asset impairments(3)	135	135	1,035	935	900	800
Transaction related costs	5	5	5	5	-	-
Mark to market adjustment on financial instruments	(14)	(14)	(14)	(14)	-	-
Share-based compensation expense	130	130	130	130	-	-
Other(4)	(25)	(25)	(25)	(25)	-	-
Adjusted EBITDA	$1,090	$1,140	$1,090	$1,140	$0	$0
Adjusted EBITDA margin	42.0%	42.5%	42.0%	42.5%	0.0%	0.0%

(1) Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS dividends.

(2) Reflects restructuring costs expected to be incurred in 2023 associated with the ProQuest acquisition and Segment Optimization restructuring programs.

(3) Primarily represents goodwill impairment related to the quantitative goodwill impairment assessment performed over the Company’s reporting units and intangible assets impairment related to Assets Held-for-Sale.

(4) Primarily includes the gain on legal settlement partially offset by a net loss on foreign exchange re-measurement.

Category: Debt

Source: Clarivate Plc

Investor Relations Contact
Mark Donohue, Head of Investor Relations

investor.relations@clarivate.com

Media Contact
Amy Bourke-Waite, Senior Director, Corporate Communications

newsroom@clarivate.com